AGREEMENT AND PLAN OF MERGER

BY AND AMONG

AZUREL LTD.

AZUREL ACQUISITION, INC.

NATIONAL STEM CELL, INC.

AND

CERTAIN STOCKHOLDERS OF AZUREL LTD.

Dated as of

September 12, 2006

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of September 12 2006 (the "Agreement"), among Azurel Ltd., a Delaware corporation ("Azurel"), Azurel Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of Azurel ("Merger Sub"), National Stem Cell, Inc., a Delaware corporation ("NSC"), and certain of the stockholders of Azure' listed on Schedule 1 hereto (the "Escrow Depositors").

RECITALS:

WHEREAS, the Boards of Directors of Azurel, Merger Sub and NSC have each determined that it is advisable and in the best interests of their respective stockholders for such parties to enter into a business combination upon the terms and subject to the conditions set forth herein;

WHEREAS, in furtherance of such combination, the Boards of Directors of Azurel, Merger Sub and NSC have determined that it is in the best interests of their respective corporations and their stockholders to consummate the business combination transaction provided for herein in which Merger Sub will, in accordance with the Delaware General Corporation Law ("Delaware Law") and subject to the terms and conditions set forth herein, merge (the "Merger") with and into NSC, with NSC referred to herein as the "Surviving Corporation" and becoming a wholly-owned subsidiary of Azurel;

WHEREAS, pursuant to the Merger, Azurel will acquire all of the outstanding equity securities of NSC by way of merger of Merger Sub with and into NSC, and Azurel will issue (i) 13,000,000 shares of restricted common stock of Azure', par value $.001 per share ("Azurel Common Stock") to the holders of common stock of NSC, par value $0.001 per share ("NSC Common Stock") in consideration for the Merger and (ii) one share of restricted preferred stock of Azurel, par value $.001 per share ("Azurel Preferred Stock") for one share of preferred stock to the holders of preferred stock of NSC, par value $0.001 per share ("NSC Preferred Stock"), such shares to constitute 90.094 % of the outstanding Azurel Common Stock as calculated after giving effect to the Merger and on a fully diluted basis taking into consideration all issued and outstanding options, warrants and rights to receive shares or other securities of Azurel and NSC (the Azurel Common Stock and the Azure' Preferred Stock, hereinafter collectively, the "Azurel Shares"; the NSC Common Stock and the NSC Preferred Stock, hereinafter collectively, the "NSC Shares"); •

WHEREAS, Azurel, Merger Sub and NSC intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code; and

WHEREAS, Azurel, Merger Sub and NSC desire to make certain representations and warranties and other agreements in connection with the Merger and pursuant to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, Azurel, Merger Sub and NSC and the Escrow Depositors hereby agree as follows:

ARTICLE I

THE MERGER

1.1. THE MERGER.

(a) Effective Time. At the Effective Time, and subject to and upon the terms and conditions of this Agreement and Delaware Law, Merger Sub shall be merged with and into NSC, the separate corporate existence of Merger Sub shall cease, and NSC shall continue as the Surviving Corporation.

(b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in ARTICLE VI, at the offices of Pearl Cohen Zedek Latzer, 1500 Broadway, New York, NY unless another date, time or place is agreed to in writing by the parties hereto.

1.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction or waiver of the conditions set forth in ARTICLE VI, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in accordance with the relevant provisions of Delaware Law (the "Certificate of Merger"), in substantially the form of Exhibit A attached hereto, together with.any required related certificates, with the Secretary of State of the State of Delaware, in such form .as required by, and executed in accordance with the relevant provisions of, Delaware Law (the time of such filing being the "Effective Time").

1.3. • EFFECT OF THE MERGER. At the Effective Time, the effect of the .Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law.

1.4. CERTIFICATE OF INCORPORATION; BYLAWS.

(a) Certificate of Incorporation. The Certificate of Incorporation of NSC, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

(b) Bylaws. The Bylaws of NSC, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

L5. 'DIRECTORS AND OFFICERS. The officers and directors of Azurel following the Merger shall be those persons listed on Section 2.1 of the NSC Disclosure Schedule, until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified. Azurel shall, prior to the Closing, cause Brian Bookmeier to resign. In addition, .Azurel agrees and accepts the officers and directors of Azurel following the Merger of persons listed on Section 2.1 of the NSC Disclosure Schedule, until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified.

1.6. CONVERSION OF MERGER SUB COMMON STOCK. Each of the shares of the common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be exchanged for shares of the Surviving Corporation after the Merger and shall thereafter constitute all of the issued and outstanding shams of the Surviving Corporation.

1.7. EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and pursuant to the terms provided herein, and without any action on the part of Azurel and NSC or the holders of any of the following securities except as provided herein:

(a)

Conversion of NSC Securities. (i) Every share of NSC Common Stock issued and outstanding immediately prior to the Effective Time (other than the Dissenting Shares as defined in Section 1.14) shall be converted, into the right to receive 1.0638 of a restricted share (the "Exchange Ratio") of validly issued, fully paid and nonassessable Azurel •Common Stock; and (ii) every share of NSC Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted, into the right to receive. one restricted share of Azurel Preferred Stock, as shall be designated and authorized as of the Effective Time, said Azurel Preferred Stock to provide to the holders thereof, substantially identical rights as are provided by the NSC Preferred Stock (the Azure' Shares to be issued in exchange for the NSC Shares, hereinafter, the "Merger Consideration"; Azurel, after the issuance of the Merger Consideration, hereinafter, the "Newly Owned Azurel").

(b)

Cancellation. Each NSC Share held in the treasury of NSC immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor other than pursuant to the terms herein and cease to exist.

(c)

Stock Options. All options, warrants and rightS to acquire securities of NSC, as such are listed on Schedule 1, shall be assumed by Azurel, such that upon giving effect to the Merger, the securities to be issued to the holders of such options, warrants and right shall be the securities of Azurel, and the number of securities into which suchoptions, warrants and rights shall be converted shall be adjusted in accordance with the Exchange Ratio.

(d)• Adjustments. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Azurel Shares or NSC Shares), reorganization, recapitalization or other like change with respect to Azurel Shares or NSC Shares occurring after the date hereof and prior to the Effective Time.

1.8. EXCHANGE OF CERTIFICATES.

(a)

Exchange Agent. Azurel shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by Azurel (the `Exchange Agent"), in trust for the benefit of the holders of NSC Shares, for exchange in accordance with Section 1.7 and this Section 1.8, through the Exchange Agent, certificates evidencing the Azurel. Shares issuable pursuant to this Agreement in exchange for outstanding NSC Shares.

(b)

Exchange Procedures. As soon• as reasonably practicable after the Effective Time, Azurel will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding NSC Shares (the "Certificates") (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions to effect the surrender of the Certificates in exchange for the certificates evidencing Azurel Shares to be issued to the NSC shareholders in accordance with this Agreement. Upon surrender of a tertiflcate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant. to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefore, subject to the provisions of Section 1.8 hereof, certificates evidencing that number of restricted Azurel Shares which such holder has the right to receive in accordance with the Exchange Ratio in respect of the NSC Shares formerly evidenced by such Certificate, and the Certificate so surrendered shall forthwith be canceled. The certificates evidencing the Azurel Shares shall bear a restrictive legend until such time as such shares are listed for trading on the OTCBB or Pink Sheets. In the event of a transfer of ownership of NSC Shares which are not registered in the transfer records of NSC as of the Effective Time, Azurel Shares may be issued and paid in accordance with this Section 1.8 to a transferee if the Certificate evidencing such NSC Shares are presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer pursuant to this Section 1.8 and by evidence that any applicable stock transfer taxes have been paid. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented NSC Shares will be deemed from and after the Effective Time, for all corporate ' purposes, other than the payment of dividends, if any, to 'evidence the right to receive the number of full shares of Azurel Shares into which such NSC Shares shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.7

(c)

Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time, with respect to Azurel Shares with a record date after the Effective Time, shall be paid to the holder of any unsurrendered Certificate until the holder of such Certificate shall surrender such Certificate. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Azure' Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Azurel Shares.

(d)

Transfers of Ownership. If any certificate for Azurel Shares is to be issued in .a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Azurel or any person designated by it any transfer or other taxes required by reason of the issuance of a certificate for Azure' Shares in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Azurel or any agent designated by it that such tax has been paid or is not payable.

(e)

No Liability. Notwithstanding anything to the contrary in this Section 1.8, neither Azurel nor NSC shall be liable to any holder of NSC Shares or Azurel Shares for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public.official pursuant to any applicable abandoned property, escheat or similar law.

(I) Withholding Rights. The Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of NSC Shares, such amounts as the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, provincial or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the NSC Shares in respect of which such deduction and withholding was made by the Exchange Agent.

1.9. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of Merger Sub and NSC shall be closed, and there shall be no further registration of transfers of Merger Sub common stock or NSC Shares thereafter on the records of Merger Sub or NSC, respectively.

1.10. NO FURTHER OWNERSHIP RIGHTS IN NSC STOCK. The portion of the Merger Consideration delivered upon the surrender for exchange of NSC Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such NSC Shares, and there shall be no further registration of transfers on the records of the Surviving Corporation of NSC Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

1.11. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent• shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such. Azurel Shares as may be required pursuant to

Section 1.7; provided, however, that,Azurel may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Azurel or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

1.12. TAX CONSEQUENCES. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto hereby adopt this 'Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

1.13. APPRAISAL RIGHTS. Notwithstanding anything in this Agreement to the contrary, NSC Shares issued•and outstanding immediately prior to the Effective Time and held by a NSC stockholder who has not voted in favor of the Merger, consented thereto in writing or otherwise contractually waived their rights to appraisal and who has complied with all of the relevant provisions of • Section 262 of the Delaware Law, (a "Dissenting Shareholder") shall not be converted into the right to receive the Merger.

Consideration provided in Section 1.7 hereof unless and until such holder fails to perfect or effectively withdraws or, otherwise loses such holder's right to appraisal under Delaware Law. A Dissenting Shareholder may receive payment of the fair value of the NSC Shares issued and outstanding immediately prior to the Effective Time and held by such Dissenting Shareholder ("Dissenting Shares") in accordance with the provisions of Delaware Law, provided that such Dissenting Shareholder complies with Section 262 of Delaware Law. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist and shall represent only the right to. receive the fair value thereof in accordance with Delaware Law. If, after the Effective Time, any Dissenting Shareholder fails to perfect or effectively withdraws or otherwise loses such Dissenting Shareholder's right to appraisal,. such Dissenting Shareholder's Dissenting Shares shall thereupon be treated as if they had been converted, as of the Effective Time, into the right to receive the Merger

Consideration set forth in Section 1.7 hereof. NSC shall give Azurel (a) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served under Delaware Law and (b) the opportunity to participate in and direct all negotiations, proceedings or settlements with respect to demands for appraisal under Delaware Law. NSC shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with Azurel's prior written consent, settle or offer to settle any such demands.

1.14. TAKING OF NECESSARY ACTION; FURTHER ACTION. Each of Azurel, the Newly Owned Azurel, Merger Sub and NSC in good faith will take all such commercially reasonable and lawful action as may be necessary. or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of NSC, the officers and directors of Merger Sub and. NSC are fully authorized in the name of the corporation or otherwise to take, and will take, all such lawful and necessary action.

1.15. MATERIAL ADVERSE EFFECT. When used in this Agreement with respect to Azurel and NSC as the case may be, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of Azurel or NSC as the case may be.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF NSC AND THE STOCKHOLDERS

NSC hereby represents and warrants to Azurel and Merger Sub as follows, except as set- forth in the written disclosure schedule delivered by NSC to Azurel (the "NSC Disclosure Schedule"). The NSC Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article II. The inclusion of any information in the NSC Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business. For purposes of this Agreement, the phrase "to the knowledge, of NSC" or any phrase of similar import shall mean and be limited to the actual knowledge of the individuals set forth on Schedule 2.

2.1. . ORGANIZATION OF NSC. NSC is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do. business and in good standing as a foreign corporation in each• jurisdiction in which the failure to be so qualified would reasonably be expected to have a Material Adverse Effect on NSC. NSC does not now have, nor has it had since the time of its incorporation, any subsidiaries. NSC has delivered or made available a true and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, to Azurel. The officers. and directors of NSC immediately prior to giving effect to the Merger are as listed on Schedule 2.1 of the NSC Disclosure

2.2. CAPITAL STRUCTURE. The authorized capital stock of NSC consists of 49,999,994 shares of Common Stock, par value $.001 per share, of which there were 12,220,923 shares issued and outstanding as of immediately before the Effective Time, and six shares of Preferred Stock, par value $.001 per share, all of which are issued and outstanding as of such date. No shares of capital stock are held in NSC's treasury. All outstanding NSC Shares are duly. authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of NSC or any agreement or document to which NSC is a party or by which it is bound, and were issued in compliance with all applicable federal and state securities laws. Section 2.2 of the NSC Disclosure Schedule lists each holder of NSC Common Stock and NSC Preferred Stock.

2.3. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in Section 2.2, there are no equity securities of any class of NSC, or any securities exchangeable or convertible into or exercisable for such equity securities, authorized, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements of any character to which NSC is a party or by which it is bound obligating NSC to issue, deliver or sell, or cause to be issued, delivered or sold, or to repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of NSC or obligating NSC to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. Except as set forth in. Section 2.3 of the NSC Disclosure Schedule, there are no registration rights and, to the knowledge of NSC, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of NSC.

2.4. AUTHORITY.

(a) NSC has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of NSC, subject only to the approval of the Merger by NSC's stockholders as contemplated in Section 5.4 and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by NSC and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the valid and binding obligation of NSC, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement does not, and the performance of this Agreement will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of, NSC, (ii) subject to obtaining the approval of NSC's stockholders of the Merger as contemplated in Section 5.4 and compliance with the requirements set forth in Section (b)2.4 below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to NSC or by which its property is bound or affected, or (iii) except as would' not reasonably be expected to have a Material Adverse Effect, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair NSC's rights or alter the rights of obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of NSC pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NSC is a party or by which NSC or its properties are bound or affected.

(b) . No consent, approval, license, permit, registration, waiver, qualification, order or authorization, or registration, declaration or filing, with or of, as appropriate ("Approval") of any individual, corporation or other entity ("Person") any court, administrative agency or commission or other governmental authority or. instrumentality ("Governmental Entity") is required by or with respect to NSC in connection with the execution and delivery of this Agreement or any related agreements required to be executed by this Agreement or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under Delaware Law and other applicable federal and state securities laws and the laws of any foreign country and (iii) such other Approvals which, if not obtained or made, would not reasonably be expected to have a Material Adverse Effect on NSC or would not reasonably be expected to have a material adverse effect on the ability of the parties to consummate the Merger.

2.5. NSC FINANCIAL - STATEMENTS. The audited consolidated financial statements (including any related notes thereto) representing the financial condition of NSC as of December 31, 2005 and the unaudited financial statements (including the notes thereto) representing the financial condition of NSC as of March 31, 2006 (collectively, the "NSC Financials"), including any interim financial statements (including any related notes thereto) (x) were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and (y) fairly present the financial position of NSC as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount, and did not or will not contain footnotes. The balance sheet of NSC as of December 31, 2005 is hereinafter referred to as the "NSC Balance Sheet " Except as disclosed in the NSC Financials, NSC has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of NSC, except liabilities (i) provided for in the NSC Balance Sheet, or (ii) incurred since the date. of the NSC Balance Sheet in the ordinary course of business consistent with either past practices in both type and amount.

2.6. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the NSC Balance Sheet through the date of this Agreement, NSC has conducted its business only in the ordinary course of business consistent with past practice, and other than as set forth on Section 2.6 of the NSC Disclosure Schedule, there has not been: (i) any event that has bad, or that would be reasonably expected to result in, a Material Adverse Effect on NSC, (ii) any material change by NSC in its accounting methods, principles or practices, except as required by concurrent changes in. GAAP, (iii) any revaluation by NSC of any of its assets having a Material Adverse Effect on NSC, including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (iv) any other action, event or occurrence that would have required the consent of Azurel pursuant to Section 4.1 of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

2.7. TAXES. NSC has accurately prepared and timely filed all returns, declarations, reports, statements, information statements and other documents filed or required to be filed ("Tax Returns") with respect to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity concerning or attributable to NSC or to its operations ("Taxes"), and all such Tax Returns are true, complete and correct in all material respects. Copies of all such returns have been delivered to Azurel.

In addition:

(a). NSC has (i) paid all Taxes it is obligated to pay as reflected on the Tax Returns or otherwise; and (ii) withheld all federal, state, local and foreign Taxes required to be withheld with respect to its employees or otherwise.

(b) There is no Tax deficiency outstanding, proposed or assessed against NSC that is not accurately reflected as a liability on the NSC Balance Sheet, nor has NSC executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(c)

NSC does not have any liability for unpaid Taxes that has not been properly accrued for under GAAP and reserved for on the NSC Balance Sheet, whether asserted or unasserted, contingent or otherwise.

(d)

NSC is not a party to any agreement, plan, arrangement or other contract covering any employee or independent contractor or former employee or independent contractor that, individually or collectively with any other such contracts, would reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162(m) of the Code (or any comparable provision of state or foreign tax laws).

(e)

NSC is not, nor has it ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract or agreement..

2.8. INTELLECTUAL PROPERTY.

(a) NSC owns, or has the right to use, sell or license, and has the right to bring actions for the infringement of, all intellectual property utilized in its business as presently conducted,- which intellectual property is listed on Section 2.8 of the NSC Disclosure Schedule (such intellectual property and the rights thereto are collectively referred to herein as the "NSC IP Rights"), except for any failure to own or have the right to use,.sell or license that would not reasonably be expected to have a Material Adverse Effect on NSC.

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any NSC IP Rights (the "NSC IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any NSC IP Rights or impair the right of NSC or the Surviving Corporation to use, sell or license any NSC IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on NSC. Each of the NSC IF Rights Agreements is valid and binding on NSC and in full force and effect; (ii) NSC has not received any notice of termination or cancellation under such agreement, or received any notice of breach or default under such agreement, which breach has not been cured or waived; and (iii) NSC, and to the knowledge of NSC, any other party to such agreement, is not in breach or default thereof in any 'material respect.

(c)

(i) Neither the manufacture, marketing, license, sale or intended use of any product or technology currently used, licensed or sold or under development by NSC violates any license or agreement between NSC and any third party or, to the knowledge of NSC, infringes any intellectual property right of any other party; and (ii) to the knowledge of NSC, there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any NSC IP Rights, nor has NSC received any written notice asserting that any NSC 1? Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

(d) . NSC has used reasonable efforts to maintain its material trade secrets in confidence, including entering into licenses and contracts that generally require licensees, contractors and other third persons with access to such trade secrets to keep such trade secrets confidential.

2.9.  COMPLIANCE; PERMITS; RESTRICTIONS.

(a) NSC is not in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to NSC or by which its properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which NSC is a party or by which NSC or its property is bound or affected, except for any conflicts, defaults or violations which would not reasonably be expected to have a Material Adverse Effect on NSC. No investigation or review by any governmental or regulatory body or authority is pending or, to the knowledge of NSC, threatened against NSC, nor has any governmental or regulatory body or authority indicated to NSC an intention to conduct the same.

(b)

NSC holds all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are necessary to the operation of the business of NSC (collectively, the "NSC Permits"). NSC is in compliance with the terms of the NSC Permits, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on NSC. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of NSC, threatened, which seeks to revoke or limit any NSC Permit. A true, complete and correct list of the material NSC Permits is set forth in Section 2.9(b) of the NSC. Disclosure Schedule. The rights and benefits of each material NSC Permit will be available to the Surviving Corporation immediately after the Effective Time on terms substantially identical to those enjoyed by NSC immediately prior to the Effective Time.

(c)

All clinical trials or biological specimen collection conducted by or on behalf of NSC have been, and are being conducted in material 'compliance with the applicable requirements of Good Clinical Practice, Informed Consent, and all applicable requirements relating to protection of human subjects contained in 21 CFR Parts 50, 54, and 56 or other state or local. requirements.

(d)• Neither NSC nor any representative of NSC, nor to the knowledge of NSC, any of its licensees or assignees of NSC IP Rights has received any notice that the FDA or any other Governmental Entity has initiated, or threatened to initiate, any action to suspend any clinical trial, suspend or terminate any Investigational New Drug Application sponsored by NSC or otherwise restrict the preclinical research on or clinical study of any NSC product or any biological, medical device or drug product being developed by any licensee or assignee of NSC FP Rights based on such intellectual property, or to recall, suspend or otherwise restrict the manufacture of any NSC product.

(e)

Neither NSC nor, to the knowledge of NSC, any of its officers, key employees, agents or clinical investigators acting for NSC, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities" set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereof. Additionally, neither NSC, nor to the knowledge of NSC, any officer, key employee or agent of NSC has been convicted. of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state law or regulation.

(f)

NSC has made available to Azurel copies of any and all written notices of inspectional observations, establishment inspection reports and any other documents received from the FDA, that indicate or suggest lack of compliance with the regulatory requirements of the FDA. NSC has made available to Azurel for review all correspondence to or from the FDA, minutes of meetings, written reports of phone conversations, visits or other contact with the FDA, notices of inspectional observations, establishment inspection reports, and all other documents concerning communications to or from the FDA, or prepared by the FDA or which bear in any way on NSC's compliance with regulatory requirements of the FDA, or on the likelihood of timing of approval of any NSC drug or medical device products.

(g) There are no proceedings pending with respect to a violation by NSC of the FDCA, FDA regulations adopted thereunder, the Controlled Substance Act or any other legislation or regulation promulgated by any• other United States governmental entity..

2.10. LITIGATION. As of the date of this. Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which NSC has received any written notice of assertion, nor, to the knowledge of NSC, is there any threatened action, suit, proceeding, claim for arbitration or investigation against NSC.

2.11. BROKERS' AND FINDERS' FEES. Other than as set forth on Section 2.11 to the NSC Disclosure. Schedule, NSC has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

2.12. EMPLOYEE BENEFIT PLANS.

(a)

Section 2.12(a) of the NSC Disclosure Schedule lists all written and describes all non-written employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, •stock or other security option, stock or other security purchase, stock or other security appreciation rights, incentive, deferred compensation, retirement or supplemental retirement, profit sharing, severance, golden parachute, vacation, cafeteria, dependent care, medical care, employee assistance program, education or tuition assistance programs, .insurance and other similar fringe or employee benefit plans, programs or arrangements, and any current or former employment or executive compensation or severance agreements, written or otherwise, which are currently sponsored, maintained, contributed to or entered into for the benefit of, or relating to, any present or former employee or director of NSC, or any trade or business (whether or not incorporated) which,is• a member of a controlled group or which is under common control with NSC within the meaning of Section 414 of the Code (an "ERISA Affiliate"), whether or not such plan is terminated (collectively, the "NSC Employee Plans").

(b)

There are no NSC Employment Plans.

2.13. ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT.

NSC has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all material tangible properties and assets, real, personal and mixed; necessary for use in its business, free and clear of any liens or encumbrances except as. reflected in the NSC Financials and except for (a) liens for taxes not yet due and payable; (b) liens which secure a payment not yet due that arises, and is customarily discharged, in the ordinary course of NSC's business; (c) any other liens or imperfections in NSC's title to any of its assets that, individually and in the aggregate, are not material in character or amount and do not and would not reasonably be expected to materially detract from the value or materially interfere with the existing use of any of the assets; (d) liens on goods in transit incurred in the ordinary'course of business, (e) liens for Taxes which are being contested in good faith and by appropriate proceedings, (f) liens relating to capitalized lease financings or purchase money financings that have been entered into in the ordinary course of business, (g) liens arising solely by the action of Azurel and (h) with respect to the real property leased or used by NSC (A).easements, quasi-easements, licenses, covenants, rights-of-way, and other similar restrictions, including without limitation any other agreements, conditions or restrictions, in each case, which are a matter of public record and (B) zoning, building and other similar restrictions pursuant to applicable laws (collectively, (a) through (h) are referred to as "Permitted Liens"). Each of the material tangible assets of 14SC is in a good state of maintenance and repair, and in good operating condition (subject to normal wear and tear) and is suitable for the purposes for which it presently is used.

2.14. ENVIRONMENTAL MATTERS.

(a). Hazardous Material. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law, to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "Hazardous Material"), are present, as a result of the deliberate actions of NSC, or, to NSC's knowledge;. as a result of any actions of any third party or otherwise, in, on or under any property, including the, land and • the improvements, ground water and surface water thereof, that NSC has at any time owned, operated, occupied or leased.

(b) Hazardous Material Activities. Except as would not reasonably be expected to have a Material Adverse Effect on NSC, NSC has not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the date hereof, nor has NSC disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, "Hazardous Material Activities") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit,' regulate or control Hazardous Materials or any Hazardous Material Activity.

(c)

Permits. NSC currently holds all environmental approvals, permits, licenses, clearances and consents (the "NSC Environmental Permits") necessary for the conduct of NSC's Hazardous Material Activities and other businesses of NSC as such activities and businesses are currently being conducted, except where the failure to so hold would not reasonably be expected to have a Material Adverse Effect on NSC.

(d)

Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of NSC, threatened concerning any NSC Environmental Permit, Hazardous Material or any Hazardous Material Activity of NSC.

2.15. LABOR MATTERS:

(a)

Section 2.15(a) of the NSC Disclosure Schedule sets forth a true, complete and correct list of all employees of NSC along with their position and actual annual rate of compensation. All employees have entered into nondisclosure and assignment of inventions agreements with NSC, true, complete and correct copies of which have previously been made available to Azurel. To the knowledge of NSC, no employee of NSC is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant (i) to NSC, or (ii) to a former employer relating to the right of any such employee to be employed because of the nature of the business conducted by NSC or to the use of trade secrets or proprietary information of others. NSC is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes.

(b)

Except as disclosed in Section 2.15(c) of the NSC Disclosure Schedule, NSC is • not a party to any written or oral: (i) agreement with any current or former employee the benefits of which are contingent upon, or the terms of which will be materially altered by, the consummation of the Merger or other transactions contemplated by this Agreement; (ii) agreement with any current or former employee of NSC providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof or for the payment of compensation in excess of $100,000 per annum; or (iii) agreement or plan the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, upon the consummation of the Merger.

2.16. AGREEMENTS, CONTRACTS AND COMMITMENTS. Except as set forth in Section 2.16(a) of the NSC Disclosure Schedule, NSC is not a party to or bound by:

(a)

any bonus, deferred compensation, incentive compensation, pension, profit-sharing or retirement plans, or any other employee benefit plans or arrangements;

(b)

any employment or consulting agreement, contract or commitment with any officer or director level employee, not terminable by NSC on thirty (30) days notice without liability, except to the extent general principles of wrongful termination law may limit NSC's ability to terminate employees at will;

 (c)

any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(d)

any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between NSC and any of its officers or directors;

(e)

any agreement, contract or commitment containing any covenant limiting the freedom of NSC to engage in any line of business or compete with any person;

(f) •

any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $25,000 and not cancelable without penalty;

(g)

any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other . business enterprise;

(h)

any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $25,000;

(i)

any joint marketing or development agreement;

 (j)

any distribution agreement (identifying any that contain 'exclusivity provisions); or

(k) any other agreement, contract or commitment (excluding real and personal property leases) which involve payment by NSC under any such agreement, contract or commitment of $25,000 or more in the aggregate and is not cancelable without penalty within thirty (30) days.

NSC has not, nor to NSC's knowledge has any other party to a NSC Contract (as defined below),' breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any of the agreements, contracts or commitments to which NSC is a party or by which it is bound of the type described in clauses (a) through (1) above (any such agreement, contract or commitment, a "NSC Contract") in such manner as would permit any other party to cancel or terminate any such NSC Contract, or would permit any other party to seek damages which would reasonably be expected to have a Material Adverse Effect.. As to NSC, each NSC Contract is valid, binding, enforceable and in full force and effect, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

2.17. CHANGE OF CONTROL PAYMENTS. There are no material amounts that may become payable (whether currently or in the future) to current or former officers and directors of NSC as a result of or in connection with the Merger.

2.18. BOARD APPROVAL. The Board of Directors of NSC has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of NSC and its stockholders, and (ii) to recommend that the stockholders of NSC approve this Agreement.

2.19. BOOKS AND RECORDS. The minute books of NSC made available to counsel for Azurel are. the only minute books of NSC and contain accurate summaries, in all material respects, of all meetings of directors (or committees thereof) and stockholders or actions by written consent since the time of incorporation of NSC, as the case may be. The books and records of NSC accurately reflect in all material respects the assets, liabilities, .business, financial condition and results of operations of NSC and have been maintained in accordance with good business and bookkeeping practices.

2.20. RESTRICTIONS ON BUSINESS .ACTIVITIES. Other than as contemplated by this Agreement, there is no agreement, judgment, injunction, order or decree binding upon or otherwise applicable to NSC which has, or would reasonably be expected to have, the effect of prohibiting or materially impairing any current business practice of NSC.

2.21. REAL PROPERTY LEASES. Section 2.21 of the NSC Disclosure Schedule sets forth all real property leases or subleases to or by NSC, including the term of such lease, any extension and expansion options and the rent payable under it. NSC has delivered to Azurel true, complete and correct copies of the leases and subleases (as amended to date) listed in Section 2.21 of the NSC Disclosure Schedule. With respect to each lease and sublease listed in Section 2.21 of the NSC Disclosure Schedule:

(a)

As to NSC, the lease or sublease is legal, valid, binding, enforceable and in full force and effect, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity;

(b)

NSC is not in breach or violation of, or default. under, any such lease or sublease, and no event has occurred, is pending or, to the knowledge of NSC, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by NSC or, to the knowledge of NSC, any other party under such lease or sublease, except as would not reasonably be expected to have a Material Adverse Effect;

(c)

NSC has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in any lease or sublease; and

(d)

there are no liens, easements, covenants or other restrictions applicable to the real property subject to such lease, except for Permitted Liens.

2.22. INSURANCE.

(a)

Section 2.22(a) of the NSC Disclosure Schedule sets forth each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to - which NSC is a party (the "Insurance Policies"). The Insurance Policies are in full force and effect, maintained with reputable companies against loss relating to the business, operations and properties and such other risks as companies. engaged in similar business. as NSC would, in accordance with good business practice, customarily insure. All premiums due and payable under the Insurance Policies have been paid on a timely basis and NSC is in compliance in all material respects with all other terms thereof. True, complete and correct copies of the Insurance Policies have been made available to Azurel.

(b) . There are no material claims pending as to which coverage has been questioned, denied or disputed. All material claims thereunder have been filed in a due and timely fashion and NSC* has not been refused insurance for which it has applied or had any policy of insurance terminated (other than at its request), nor has. NSC received notice from any insurance carrier that: (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated; or (ii) premium costs with respect to such insurance'will be increased, other than premium increases in the ordinary course of business applicable on their terms to all holders of similar policies.

2.23. ACCOUNTS RECEIVABLE. All accounts receivable of NSC reflected on the NSC Balance Sheet represent valid obligations of customers and other account debtors of NSC arising from bona fide transactions entered into in the ordinary course of business. All accounts receivable of NSC that have arisen since the NSC Balance Sheet Date represent valid obligations of customers and other account debtors of NSC arising from bona fide transactions entered into in the ordinary course of business.

2.24. CERTAIN BUSINESS PRACTICES. Neither NSC nor, to the knowledge of NSC, any director, officer, employee or agent of NSC has: (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful payments relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

2.25.' SUPPLIERS; EFFECT OF TRANSACTION.

(a)

Since the NSC 'Balance Sheet Date, there has not, been: (A) any materially adverse change in the business relationship of NSC with any supplier named in the NSC Disclosure Schedule; or (B) any change in any material term (including credit terms) of the sales agreements or related 'agreements with any supplier named in' the NSC Disclosure .Schedule.

(b)

To the knowledge of NSC; no creditor, supplier, employee, client, customer or other Person having a material business relationship with NSC has informed NSC that such Person intends to materially change its relationship with NSC because of the transactions contemplated by this Agreement or otherwise.

2.26. GOVERNMENT CONTRACTS. NSC has not been suspended or debarred from bidding on contracts with any governmental authority, and no such suspension or debarment has been initiated or threatened. The consummation of the Merger and other transactions contemplated by this Agreement will not result in any such suspension or debarment of NSC.

2.27.  INTERESTED PARTY TRANSACTIONS. As of the date hereof, no Affiliate of NSC (a) owns any property or right, tangible or intangible, which is used in the business of NSC, (b) has any claim or cause of action against NSC, or (c) owes any money to, or is owed any money by, NSC. Section 2.27 of the NSC Disclosure Schedule describes any material transactions or relationships between NSC and any Affiliate thereof which have occurred or existed since NSC's inception through the date of this Agreement other than investments made with respect to NSC's equity securities.

2.28. DISCLOSURE. None of the representations or warranties of NSC contained herein and none of the information contained in the NSC Disclosure Schedule is false or misleading in any material respect or omits to state a fact herein or therein necessary to make the statements herein or therein, in light of the circumstance in which they were made, not misleading in any material respect.

2.29. TITLE; ABSENCE OF CERTAIN AGREEMENTS. The following representation is made solely by the Stockholderi, severally and not jointly, with respect to their respedtive ownership of the NSC Shares.. Each Stockholder is the lawful and record and beneficial owner of, and has good and marketable title to the NSC Shares set forth opposite the name of such Stockholder in Schedule 3 hereto, with the full power and authority to vote such NSC Shares and transfer and otherwise dispose of such NSC Shares, and any and all rights and benefits incident to the ownership thereof free and clear of all liens, restrictions or encumbrances of any nature whatsoever; and except as set forth on the NSC Disclosure Schedule, there are no agreements or understandings between such Stockholder and NSC and/or any other Stockholder or any other person with respect to the voting, sale Or other disposition of such NSC Shares or any other matter relating to the NSC Shares. In the case of any Stockholder that is not a natural person, such Stockholder is duly organized or formed and validly existing under the laws of the jurisdiction of its incorporation or formation and has the corporate or other organizational power and authority under such laws to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Such Stockholder has the power and authority to enter into this Agreement and this Agreement has, in the case of a Stockholder that is not a natural person, been duly authorized by all requisite action on the part of such Stockholder; and this Agreement has been duly executed and delivered by such Stockholder, and is the valid and binding obligation of such Stockholder, enforceable against, such Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

2.30. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the 'voting power of the outstanding capital stock, on an as-converted-to-CommonStock basis, and the affirmative vote of the holders of at least six shares of the Preferred Stock, are the only votes of the holders of any NSC capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF AZUREL AND MERGER SUB

Azurel and Merger Sub hereby jointly and severally represent and warrant to NSC as follows, except as set forth in the written disclosure schedule delivered by Azurel to NSC (the "Azurel Disclosure Schedule"). The _Azurel' Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in this Article III. The inclusion of any information in the Azurel Disclosure Schedule (or any update thereto) shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, has resulted in or would result in a Material Adverse Effect, or is outside the ordinary course of business. For purposes of this Agreement, the phrase "to the knowledge of Azurel" or any phrase of similar import shall mean and be limited to the actual knowledge of the individuals set forth on Schedule 2.

3.1. - ORGANIZATION OF AZUREL AND MERGER SUB. Each of Azurel and Merger•Sub (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) has all requisite corporate power and authority to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and (c) is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Azurel or Merger Sub, respectively. Each of Azurel and Merger Sub has delivered or made available a true and correct copy of its respective Certificate of Incorporation and Bylaws, each as amended to date, as applicable, to counsel for NSC.

3.2; OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES. Merger Sub is a direct, wholly-owned subsidiary of Azurel and at the Effective Time will cease to exist pursuant to Section 1.1(a). Merger Sub was formed in connection with the transactions contemplated by this Agreement and has engaged in no business activity other than in connection with the transactions contemplated by this Agreement.

3.3. . AZUREL AND MERGER SUB ' CAPITAL STRUCTURE. The authorized capital stock of Azurel consists of (i) 50,000,000 shares of Azurel Common Stock, of which 1,295,598 shares are issued and outstanding as of the Effective Time, and (ii) 4,000,000 .shares of Azurel Preferred Stock, of which no shares shall be outstanding at the Effective Time other than the shares of Azurel Preferred Stock issued in connection with the exchange under Section 1.7. All outstanding shares of the Azurel Common Stock and Azurel Preferred Stock are duly authorized, validly issued, fully paid and non- assessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Azure/ or any agreement or document to which Azurel is a party or by which it is bound.

3.4. OBLIGATIONS WITH RESPECT TO CAPITAL STOCK. Except as set forth in

Section 3.3, there are no equity securities of any class of Azurel or Merger Sub, or any securities exchangeable or convertible into or exercisable for such equity securities, authorized, issued, reserved for issuance or outstanding. Except for securities. Azurel or Merger Sub owns, directly or indirectly through one or more subsidiaries, there are no equity securities of any class of any subsidiary of Azurel or Merger Sub, respectively, or any security exchangeable or convertible into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except as set forth in Section 33, there are no options, warrants, equity securities, calls, rights (including preemptive rights), commitments or agreements or any character to which Azurel or any of its subsidiaries is a party or by which it is bound obligating Azurel or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock of Azurel or Merger Sub or obligating Azurel or Merger Sub to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Azurel there are no voting trusts, proxies or other agreements or understanding with respect to any equity security of any class of Azure' or Merger Sub.

3.5. AUTHORITY.

(a) Each of Azurel and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Azurel and Merger Sub, subject only to the approval of the Merger by Merger Sub's stockholders as contemplated in Section 6.1and the filing and recordation of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Azurel and Merger Sub and, assuming the due authoriiation, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of Azurel and Merger Sub, enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by Azurel and Merger Sub does not, and the performance of this Agreement by Azurel and Merger Sub will not, (i) conflict with or violate the Certificate of IncorporatiOn or Bylaws of Azurel or Merger Sub, (ii) to the best knowledge of Azurel, be subject to obtaining the approval of the Merger by Merger Sub's stockholders as contemplated in Section 6.2and compliance with the requirements set forth in Section 3.5(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Azurel or Merger Sub or by which its properties are bound or affected, or (iii) result in any breach ofor constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Azurel's or Merger Sub's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Azurel or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Azurel or Merger Sub is a party or by which Azurel or Merger Sub or each of its properties are bound or affected; except, with respect to clauses (ii) and (iii), for any such conflicts, violations, defaults or other occurrences. that would not have a Material Adverse Effect on Azurel or Merger . Sub, as applicable. Section 3.5 of the Azurel Disclosure Schedule lists, all material consents, waivers and approvals under any of Azurel's or Merger Sub's agreements, contracts, licenses or leases required to be obtained in connection with the consummation•of the transactions contemplated hereby.

(b) No Approval of any Person or any Governmental Entity is required by or with respect to Azurel or Merger Sub in connection with the execution and delivery of this Agreement or any related agreements required to be executed by this Agreement or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state. securities laws and the laws of any foreign country and (iii) such other Approvals which, if not obtained or made, would not have a ' material Adverse Effect on NSC, Merger Sub or Azurel or have a Material Adverse Effect on the ability of the parties hereto to consummate the Merger.

3.6. AZUREL REPORTS AND FINANCIAL STATEMENTS.

(a)

Azurel Common Stock is not registered under Sections 12(b) or 12(g) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), promulgated by the Securities and Exchange Commission (the "SEC"), and Azurel is not a reporting company 'under Section 13 or 15(d) under the Exchange Act promulgated by the SEC. Azurel Common Stock is quoted for trading on the Pink Sheets (the "Pink Sheets") under the symbol, "AZUR.PK."

(b)

The audited consolidated financial statements (including any related notes thereto) delivered to NSC representing the financial condition of Azurel as of December 31, 2004 and the unaudited financial statements (including the notes thereto) representing the financial condition of Azurel as of March 31, 2006 (the "AzureI Financials"), (i) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and (ii) fairly presented the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not, or are not expected to be, material in amount. The balance sheet of Azurel as of December 31, 2005 is hereinafter referred to as the "Azurel Balance Sheet." Except as disclosed in the Azurel Financials, Azurel has no liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in ' accordance with GAAP which are, individually of in the'aggregate, material to the business, results of operations or financial.condition of Azurel except liabilities. (i) provided for in the Azurel Balance Sheet, or (ii) incurred since the date of the Azurel Balance Sheet in the ordinary course of business consistent with past practices in both type and amount.

3.7. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the Azurel Balance Sheet through the date of this Agreement, Azurel has conducted its business only in the ordinary course of business consistent with past practice, and there has not been: (i) any event that has had, or that would be reasonably expected to result in, a Material Adverse Effect on Azurel, (ii) any material change by Azurel in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (ii) any revaluation by Azurel of any of its assets having a Material Adverse Effect on Azurel..

3.8. BROKERS' AND FINDERS' FEES. Azurel has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.9. BOARD APPROVAL. The hoards of Directors of Azurel and Merger Sub, as of the date of this Agreement, have approved this Agreement. The Board of Directors of Azurel has determined to recommend that Azurel's stockholders approve this Agreement and the issuance of Azurel Common Stock in the Merger.

3.10. VALID ISSUANCE. The Azurel Common Stock to be issued in the Merger, when issued in accordance with the provisions of 'this Agreement, shall be validly issued, fully paid and nonassessable, and shall be issued in compliance with all federal and state securities laws.

3.11. VOTING REQUIREMENTS. The affirmative vote of the holders of a majority of the voting power of all the outstanding shares of Merger Sub Shares is the only vote of the holders of any Merger Sub capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby under Section 251(c) of the Delaware Law. The affirmative vote of the holders of a majority of the voting power of the outstanding capital stock of Merger Sub has approved the Merger.

3.12. INTELLECTUAL ELLECTUAL PROPERTY.

(a)

Azurel, owns. and uses no intellectual property rights, and has no agreements in effect relating to the use of intellectual property.

(b)

Azure' does not manufacture, market, license, or sell any products or technology in its business. To the lcnoWledge of Azurel, no third party is infringing upon, or violating any license or agreement with Azurel relating to any Azurel intellectual property rights; and (iii) to the knowledge of Azurel, there is no pending or threatened claim • or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Azurel intellectual property rights, nor has Azurel received any written notice asserting that any Azurel intellectual property rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

3.13. ENVIRONMENTAL MATTERS.

(a)• 'Hazardous Material. No underground storage tanks and no amount of any Hazardous Materials, but excluding office and janitorial supplies, are present, as a result of the deliberate actions of Azurel, or, to Azurel's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water • thereof, that Azurel has at any time owned,. operated, occupied or leased..

(b)

Hazardous Material Activities. Azurel has not engaged in any Hazardous Material Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

(c)

Permits. Azurel currently holds all environmental approvals, permits, licenses, clearances and consents (the "Azurel Environmental Permits") necessary for the conduct of Azurel's Hazardous Material Activities and other businesses of Azurel as such activities and businesses are currently being conducted, except where the failure to so hold would not reasonably be expected to have a Material Adverse Effect on Azurel.

(d)

Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the knowledge of Azurel, threatened concerning any Azurel Environmental' Permit, Hazardous Material or any Hazardous Material Activity of Azurel.

3.14. 'CHANGE OF CONTROL PAYMENTS. Section 3.15 of the Azurel Disclosure Schedule sets forth each plan or agreement pursuant to which all material amounts may become .payable (whether currently or in the future) to current or former officers and directors of Azurel as a result of or in connection with the Merger.

3.15. RESTRICTIONS ON BUSINESS ACTIVITIES. Other than as contemplated by this Agreement, there is no agreement, judgment, injunction,, order or decree binding upon or otherwise applicable to Azurel which has, or would reasonably be expected to have, the effect of prohibiting or materially impairing (i) any current business practice of Azurel;. or (ii) any acquisition by any person of any property of Azurel.

3.16. INSURANCE. Azurel has no insurance policies currently in effect. There are no material claims pending as to which coverage has been questioned, denied or disputed.

3.17. CERTAIN BUSINESS PRACTICES. Neither Azurel nor, to the knowledge of Azurel, any director, officer, employee or agent of Azurel has: (i) used any funds for unlawful contributions, gifts, entertainment or • other unlawful payments relating to political activity; (ii) made any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of the Foreign, Corrupt Practices Act of 1977, as amended; or (iii) made any other unlawful payment.

3.18. GOVERNMENT CONTRACTS. Azurel has not been suspended or debarred•from bidding on contracts with any governmental authority, and no such suspension or debarment has been initiated or threatened. The consummation of the Merger and other transactions contemplated by this Agreement will not result in any such suspension or debarment:of Azurel.

3.19. TAXES. Azurel has accurately prepared and is =. months behind in filing its returns, declarations, reports, statements, information statements and other documents filed or required to be filed ("Tax Returns") with respect to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including, without limitation, taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions. imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity concerning or attributable to Azurel or to its operations ("Taxes"), and all such Tax Returns are true, complete and correct in all material respects. Copies of all such returns have been delivered to NSC.

ARTICLE IV

CONDUCT OF BUSINESS PENDING THE MERGER

4.1. ' CONDUCT OF BUSINESS BY NSC. NSC covenants and agrees that between the date hereof and the earlier of a termination of this Agreement in accordance with its terms or the Effective Time, NSC shall not conduct its business other than in the ordinary course and consistent with past practice. Without limiting the generality of the foregoing, NSC shall .(i) continue its research and development, investigation and activities relating to the NSC IP Rights in accordance with past practice; (ii) use its commercially reasonable efforts to (A) preserve intact its business organization, (B) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of NSC and its business and (C) preserve its current relationships with its clinical investigators, suppliers and other persons with which it has significant business relationships. In addition, without the prior written consent of Azurel; NSC shall not do any of the following:

(a)

amend or otherwise change its Certificate of Incorporation or Bylaws, or otherwise alter its corporate structure through merger, liquidation, reorganization or otherwise;

(b)

sell, pledge, dispose of or encumber any assets (except for (i) sales of assets in the ordinary course of business and (ii) dispositions of obsolete or worthless assets);

(c)

sell, issue, redeem, repurchase or otherwise acquire, directly or indirectly, any shares of capital stock of NSC (except for transactions in furtherance of the merger or the other transactions contemplated hereby), including options or warrant or any instruments exercisable, convertible or exchangeable for shares of capital stock of NSC;

(d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property pr any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any of its securities, or propose to do any of the foregoing;

(e)

sell or transfer any NSC IP Rights;

(f). take; or agree in writing or otherwise to take, any of the actions described, in Sections 5.1(a) through (e) above, or any action which would make any of the representations or warranties of NSC contained in this Agreement untrue or incorrect or prevent NSC from performing or cause NSC not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

If NSC wishes to obtain the consent of Azurel to. take actions for which prior consent is required pursuant to this Section 4.1, NSC shall request such consent in writing by telecopy to the attention of the Chief Executive Officer of Azurel. A consent signed by either such officer shall be deemed sufficient for purposes hereof.

4.2. • CONDUCT OF BUSINESS BY AZUREL. Azurel covenants and agrees that between the date hereof and the earlier of a termination of this Agreement in accordance with its terms or the Effective Time, Azurel shall not conduct any business. In addition, except as provided in Article IV of the Azurel Disclosure Schedule, without the prior written consent of NSC, Azurel shell not do any of the following:

(a) amend or otherwise change its Certificate of Incorporation or By-Laws or otherwise alter its corporate structure through merger, liquidation, reorganization or otherwise;.

(b)

issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or .any options, warrants, convertible securities or other rights of any kind to acquire any shares Of capital stock, or any other ownership interest (including, without limitation, any phantom interest;

(c)

(i) declare, set aside, make or pay any dividend or other distribution (whether in case, stock or property or any combination thereof) in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities, or propose to do any of the foregoing;

(d) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a), (b) or (c), or any action which would make any of the representations or warranties of Azurel contained in this Agreement untrue or incorrect or prevent Azurel from performing or cause Azurel not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied;

(e) sell, pledge, dispose of or encumber any assets (except for (i) sales of assets in the ordinary course of business and (ii) dispositions of obsolete or worthless assets). .

If Azurel wishes to obtain the consent of NSC to take actions for which prior consent is required pursuant to this Section 5.3, it shall request such consent in writing by telecopy to the attention of the Chief Executive Officer of NSC. A consent signed by such officer shall be deemed sufficient for purposes hereof.

ARTICLE V

ADDITIONAL AGREEMENTS

5.1. MAJORITY VOTE OF MERGER SUB STOCKHOLDERS. Promptly after the date hezeof, Merger Sub will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to obtain majority vote in favor of the Merger. Azurel will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to issue the shares of Azurel Common Stock by virtue of the Merger. Merger Sub will use its commercially reasonable efforts to take all other action necessary or advisable to secure the vote or consent of their respective stockholders required by Delaware Law, as applicable, to obtain such approvals.

5.2. MEETINGS OF NSC STOCKHOLDERS.. Promptly after the date hereof, NSC will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene a meeting of NSC stockholders to consider the approval of this Agreement as promptly as practicable, and in any event within 15 days after the date hereof, for the purpose of voting upon this Agreement. NSC will use its commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of the foregoing proposals and to take all other action 'necessary or advisable to secure the vote or consent of their respective stockholders required by the NASD rules or Delaware Law, as applicable, to obtain such approvals.

5.3. ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject, NSC and Azurel shall each afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, NSC and Azurel each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request, and each shall make available to the other the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the other's business, properties and personnel as either party may reasonably request. Each party shall keep such information confidential in accordance with the terms of the currently effective confidentiality agreement (the "Confidentiality Agreement") between Azurel and NSC.

5.4. CONSENTS; APPROVALS. Merger Sub, NSC and Azurel shall each use their commercially reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and each party shall make all filings (including, without.limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by each respective party and the consummation by them of the transactions contemplated hereby. NSC and Azurel shall furnish all information required to be included in any application or other filing to be made pursuant to the rules and regulations of any United States, or foreign governmental body in connection with the transactions contemplated by this Agreement.

5.5. STOCK OPTIONS AND WARRANTS.

(a)

At the Effective Time, NSC's obligations with respect to each outstanding option to purchase shares of NSC Common Stock ("NSC Options") under NSC's Stock Option Plan, whether vested or unvested, will be assumed by Azurel. Each NSC Option so assumed by Azurel under this Agreement shall be subject to the same terms and conditions set forth in NSC's Stock Option Plan as in effect immediately prior to the Effective Time, and (i) such NSC Option will be exercisable for that number of shares of Common Stock equal to the product of the number of shares of NSC Common Stock that were purchasable under such NSC Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Common Stock, and (ii) the per share exercise price for the shares of Common Stock issuable. upon exercise of such assumed NSC Option will be equal to the quotient determined by dividing the exercise price per share of NSC Common Stock at which such NSC Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, and rounding the resulting exercise price up to the, nearest whole cent. Following the Effective Time, Azurel will send to each holder of an assumed NSC Option a written notice setting forth (i) the number of shares of Common Stock that are subject to such assumed NSC Option, and (ii) the exercise price per share of Common Stock issuable upon exercise of such assumed NSC Option.. In addition, Azurel shall file with the SEC, no, later than coincident with the effectiveness of the a registration statement on Form S-8 registering the exercise of any NSC Options assumed by Azurel pursuant to this. Section 6.5 (to the extent the exercise of such options is eligible to be registered using a Form S-8 registration statement).

(b)

It is the intention of the parties that NSC Options assumed by Azurel qualify following the Effective Time as incentive stock options as defined in the Code ("ISO's") to the extent such NSC Options qualified as ISO's prior to the Effective Time.

(c)

Azurel will reserve sufficient shares of Azurel Common Stock for issuance under this Section 5.5.

5.6. NSC AFFILIATE AGREEMENT. Set forth in Section 5.6 of the NSC Disclosure Schedule is a list of those persons who may be deemed to be, in NSC's reasonable judgment, affiliates of NSC within the meaning of Rule 145 promulgated under the Securities Act of 1933, as amended, (an "NSC Affiliate"). NSC will provide Azurel with such information and documents as Azurel reasonably requests for purposes of reviewing such list. NSC will use its best efforts to deliver or cause to be delivered to Azurel prior to the Effective Time from each NSC Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit B (the "NSC Affiliate Agreement"), each of which will be in full force and effect as of the Effective Time. Azurel will be entitled to place appropriate legends on the certificate evidencing any Azurel Common Stock to be received by a NSC Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the' transfer agent for the Azurel Common Stock, consistent with the terms of the NSC Affiliate Agreement.

5.7. INDEMNIFICATION AND INSURANCE.

(a). From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of NSC which exist prior to the date hereof to indemnify NSC's directors and officers. The Certificate of Incorporation and Bylaws of the Surviving Corporation will contain provisions with respect to indemnification and elimination of liability for monetary damages, which provisions will not be amended, repealed or otherwise modified for a period of one year from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, at the Effective Time, were directors, officers, employees or agents of NSC, unless such modification is required by law.

(b) After the Effective Time the Surviving Corporation will, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or Bylaws, indemnify and hold harmless, each director or officer of NSC (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director, officer, employee or agent of NSC occurring. prior to the Effective Time (including without limitation actions or omissions relating to the Merger) for a period of one year after the date hereof. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) any counsel retained by the Indemnified Parties for any period after the Effective Time will be reasonably satisfactory to the Surviving Corporation, (ii) after the Effective Time, the Surviving Corporation will pay the reasonable fees and expenses of such counsel, promptly after statements therefor are received and (iii) the Surviving Corporation will cooperate in the defense of any such matter; provided, however, that the Surviving Corporation will not be liable for any settlement effected without its prior written consent; and provided, further, that, in the event that any claim or claims for indemnification are asserted or made within such one- year period, all rights to indemnification in respect of any such .claim or claims will continue until the disposition of any and all such claims.

(c)

NSC shall negotiate and secure a "tail" on its existing Directors, Officers and Company Liability insurance policies for a period of one year, the cost of which shall be paid by Azurel.

(d)

This Section 5.7 will survive any termination of this Agreement and the consummation of the Merger at the Effective Time, is intended to benefit NSC, the Surviving Corporation and the Indemnified Parties, and will be binding on all successors and assigns of the Surviving Corporation.

5.8. NOTIFICATION OF CERTAIN MATTERS.

(a)

NSC shall give prompt notice to Azurel, and Azurel shall give prompt notice to NSC, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (ii) any failure of NSC or Azurel, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section •shall not limit or . otherwise affect the remedies available hereunder to the party receiving such notice.

(b)

Each of NSC and Azurel shall give prompt notice to the other of: (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger or other transactions contemplated by this Agreement; (ii) any notice or other communication from any Governmental Authority in connection with the Merger or other transactions contemplated by this Agreement; (iii) any litigation relating to or involving or otherwise affecting NSC or Azurel that relates to the Merger or other transactions contemplated by this Agreement; (iv) the occurrence of a default or event that, with notice or lapse of time or both, is reasonably likely to become a default under a NSC Contract; and (v) any change that would be considered reasonably likely to result in a Material Adverse Effect, or is likely to impair in any material respect the ability of either NSC or Azurel to consummate the transactions contemplated by this Agreement.

5.9. FURTHER ACTION. Upon the terms and subject to the conditions hereof, each of the parties hereto in good faith shall use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, to obtain in a timely manner all necessary waivers; consents and approvals and to effect all necessary registrations and filings, and to otherwise satisfy or cause to be satisfied all conditions precedent to its obligations under this Agreement.

5.10. PUBLIC ANNOUNCEMENTS. Azurel shall not issue any press release or otherwise make any public statements with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of NSC; provided, however, that, on the advice of legal counsel, Azurel may comply with any legal requirement to make any public disclosure, without the consent or review of NSC.

5.11. CONVEYANCE TAXES. Azurel and NSC shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. Azurel shall pay all such taxes and fees.

5.12. TAX-H(EE REORGANIZATION. Azurel and NSC will each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code. Azurel and NSC will each make available to the other party and their respective legal counsel copies of all returns requested by the other party.

5.13. BOARD OF DIRECTORS AND OFFICERS OF AZUREL. The Board of Directors of Azurel shall use all commercially reasonable efforts to take all actions necessary to cause Azurel's Board of Directors, immediately after the Effective Time, to consist of no more than 8 persons, and with respect to such Board to appoint eight NSC nominees, which shall include Steve Moskowitz, In addition, the Board of Directors of Azurel agrees that Azurel will use commercially reasonable efforts to take all actions necessary to cause Michael Cohen to be the Chief Executive Officer and Chairman of the Board of Azurel pursuant to an employment agreement upon mutually agreeable terms and conditions.

5.14. STOCKHOLDERS' REPRESENTATIVE.

(a) , In order to administer efficiently (i) the implementation of the Agreement on behalf of the NSC stockholders and (ii) the settlement of any dispute with respect to the Agreement, NSC and the Stockholders hereby designate Micheal Cohen as the NSC stockholders' representative (the "Stockholders' Representative").

(b)

From and after the Effective Time, NSC and the Stockholders hereby authorize the Stockholders' Representative (i) to take all action necessary in connection with the implementation of the Agreement on behalf of the NSC stockholders or the settlement of any dispute, including, without limitation, with regard to matters pertaining to the indemnification provisions of this Agreement and the Escrow Agreement, (ii) to give and receive all notices required to be given under the Agreement and the Escrow Agreement and (iii) to take any and all additional action as is contemplated to be taken by or on behalf of the NSC stockholders by the terms of this Agreement and the Escrow Agreement.

(c) In the event that the Stockholders' Representative dies, becomes legally incapacitated or resigns from such position,' another individual designated by the Stockholders, who shall be identified to Azurel as soon as practicable after the date of this Agreement, shall fill such vacancy and shall be deemed to be the Stockholders' Representative for all purposes of this Agreement; provided, however, that no change in the Stockholders' Representative shall be effective until Azurel is given written notice of such change by the Stockholders.

(d) All decisions and actions by the Stockholders' Representative as provided in this Section 5.14or under the Escrow Agreement shall be binding upon all of, the NSC stockholders, and no NSC stockholder shall have the right to object, dissent, protest or otherwise contest the same.

(e)

By their approval of the Merger, NSC and the NSC stockholders agree that:

(i)

Azurel shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to any actions required or permitted to be taken by the NSC stockholders or the Stockholders' Representative hereunder and under the Escrow Agreement, and no party hereunder shall have any cause of action against Azurel for any action taken by Azurel in reliance upon the instructions or decisions of the Stockholders' Representative;

(ii)

all actions, decisions and instructions of the Stockholders' Representative shall be conclusive and binding upon all of the NSC stockholders and no NSC stockholder shall have any cause of action against the Stockholders' Representative for any action taken, decision made or instruction given by the Stockholders' Representative under this Agreement or the Escrow Agreement, except for fraud or willful breach of this Agreement by the Stockholders' Representative; and

(iii) the provisions of this Section 5.14 are independent and severable, shall constitute an irrevocable power of attorney, coupled with an interest and surviving death, granted by NSC and the NSC stockholders to the Stockholders' Representative and, shall be binding, upon the executors, heirs, legal representatives and successors of each NSC stockholder.

(f) All fees and expenses incurred by the Stockholders' Representative shall be paid by the NSC stockholders severally to the extent of their pro rata interest in the Azurel Common Stock.

(g) In taking any action hereunder and under the Escrow Agreement, the Stockholders' Representative shall be protected in relying upon any notice, paper or other document reasonably believed by it to be genuine, or upon any evidence reasonably deemed by it, .in its good faith judgment, to be sufficient; provided, however, that the Stockholders' Representative shall not waive (i) .any rights of the NSC stockholders if such waiver would have the effect Of disproportionately and adversely affecting NSC stockholders which held shares of a particular series of NSC capital stock as compared to NSC stockholders which held other series of NSC capital stock, without the prior consent of the' NSC stockholders which held at least two-thirds of the adversely affected series on an as-converted to common stock basis; (ii) any rights with respect to any individual NSC stockholder(s)' interest(s) if such waiver would have the effect of disproportionately and adversely affecting such individual NSC stockholder(s) as compared to the interests of the other NSC stockholders, without the prior consent of the affected NSC stockholder(s), and (iii) any right of any of the NSC stockholders to receive the Azurel Common Stock, without the prior consent of two-thirds of the NSC stockholders. The Stockholders' Representative shall not be liable to Azurel or the NSC stockholders for any act performed or omitted to be performed by it in the good faith exercise of its duties and shall be liable only in the case' of bad faith or willful misconduct or gross negligence. The Stockholders' Representative may consult with counsel in connection with its duties hereunder and shall be fully protected in any act taken, suffered or permitted by it in good faith in accordance with the advice of counsel. The Stockholders' Representative shall not be responsible for determining or verifying the authority of any person acting or purporting to .act on behalf of any party to this Agreement. The Stockholders' Representative may be replaced at any time by affirmative vote or written consent of a majority of the NSC stockholders.

5.15. 'ESCROW DEPOSITORS' REPRESENTATIVE.

(a) In order to administer efficiently the indemnification provisions of this Agreement, the holders of the stock of Azurel listed on Appendix A hereto (the "Escrow Depositors") hereby designate The Sourlis Law Firm (the "Escrow Depositors Representative") as the representative of the Escrow Depositors for all purposes hereunder.

(b). . From and after the Effective Time, the Escrow Depositors authorize the Escrow Depositors Representative (i) to take all action necessary in connection with the implementation of the indemnification herein by the Escrow Depositors or the settlement of any dispute, including, without limitation, with regard to matters pertaining to the indemnification provisions of this Agreement and the Escrow Agreement, (ii) to give and receive all notices required to be given under the Agreement and the Escrow Agreement and (iii) to tale any • and all additional action as is contemplated to be taken by or on behalf of the Escrow Depositors by the terms of this Agreement and the Escrow Agreement.

(c) In the event that the Escrow Depositors Representative dies, becomes legally incapacitated or resigns from such position, another individual designated by the Escrow Depositors, who shall be identified to the Indemnified, Persons as soon as practicable after the date of this Agreement, shall fill such vacancy 'and shall be deemed to be the Escrow Depositors Representative for all purposes of this Agreement.

(d). All decisions and actions by the Escrow Depositors Representative as provided in this Section 5.15 or under the Escrow Agreement shall be binding upon all of Escrow Depositors, and no Escrow Depositors shall have the right to object, dissent, protest or otherwise contest the same.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1. CONDITIONS TO OBLIGATION OF EACH PARTY TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Governmental Approvals. All approvals of, dedlarations or filings, with any Governmental Authority necessary for the consummation of the Merger, if any, shall have been obtained or made, with "Governmental Authority" defined as any govemthental agency, authority, department, commission, board, bureau, court or arbitration tribunal of the United States, any domestic state, locality or any foreign country; and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers, including any administrative agency or commission, and any Self-Regulatory Organization, as defined in Section 3(a)(26) of the Exchange Act;

(b)

Stockholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have 'been approved and adopted, by the requisite vote, under applicable law, by the stockholders of both NSC and Merger Sub;

(c)

No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger on substantially identical terms and conferring upon Azurel substantially all the rights and benefits as contemplated herein, shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger on substantially identical terms and conferrifig upon Azurel substantially all the rights and benefits as contemplated herein, illegal;

6.2. ADDITIONAL CONDITIONS TO OBLIGATIONS OF AZUREL. The obligations of Azurel to effect the Merger are also subject to the following conditions:

(a) Representations and Warranties. The representations and warranties of NSC contained in this Agreement (together with the NSC Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date); and Azurel shall have received a certificate to such effect signed by the.President of NSC;

(b)

Agreements and Covenants. NSC shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Azurel shall have received a certificate to such effect signed by the President of NSC;

(c)

Consents Obtained. Azurel shall have received evidence, in form and substance satisfactory to it, that the consents, waivers, approvals, authorizations or orders required to be obtained, and all filings to be made, by NSC, as listed on Schedules 4 and 5 hereto, shall have been obtained and made by NSC, respectively;

(d) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor 'shall there be in effect any judgment, decree or order  of any governmental authority, administrative agency or court of competent jurisdiction, in either :case; seeking to prohibit or limit Azurel from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Azurel of all or a material portion of the business or assets of Azurel, or seeking to compel Azurel or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Azurel as a result of the Merger or the transactions contemplated by this Agreement;

(e)

Material Adverse Change. Since the date of this Agreement, there shall have been no change, occurrence or circumstance in the business, results of operations or financial condition of NSC or any subsidiary of either party having or reasonably likely to have, individually or in the aggregate, a. Material Adverse Effect on the respective party;

(f) Affiliate Agreements. Azurel shall have received from each person who is identified in Section 6.6 of the NSC Disclosure Schedule as an "affiliate" of NSC an Affiliate Agreement, and such agreement shall be in full force and effect;

(g) • Other Deliveries. Azurel shall have received such other certificates and instruments (including without limitation certificates of . good standing of NSC in its jurisdiction of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably request in connection with the Closing.

(h) Escrow Agreement. Azurel, NSC, the Stockholders and the Escrow Agent shall have entered into an Escrow Agreement, substantially in the form of Exhibit C  hereto, and such agreement shall be in full force and effect.

6.3. ADDITIONAL CONDITIONS TO OBLIGATIONS OF NSC. The obligation of NSC to effect the Merger is also subject to the following conditions:

(a)

Representations and Warranties. The representations and warranties of Azurel. contained in this Agreement (together with the Azurel Disclosure Schedule) shall be true and correct in all respects on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date); and NSC shall have received a certificate to such effect signed by the President of Azurel;

(b)

Agreements and Covenants. Azurel shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except to the extent any such nonperformance or non-compliance would not have a Material Adverse Effect on Azurel, and NSC shall have received a certificate to such effect signed by the President of Azurel;

(e) Consents Obtained. NSC shall have received evidence, in form and substance satisfactory to it, that all material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Azurel for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Azurel;

(d) Governmental Actions.' There shall not have been instituted, pending or threatened: any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment. decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit NSC from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by NSC of all or a material portion of the business or assets of NSC, or seeking to compel NSC to dispose of or hold separate all or any material portion of the business Or assets of NSC, as a result of the Merger or the transactions contemplated by this Agreement; •

(e)

Other Deliveries. NSC shall have received such other certificates and instruments (including without limitation certificates of good standing of Azurel in its jurisdiCtion of organization and the various foreign jurisdictions in which it is qualified, certified charter documents, certificates as to the incumbency of officers and the adoption of authorizing resolutions) as it shall reasonably, request in connection with the Closing.

(f)

Releases. NSC shall have received executed copies of the each of the. Releases set forth as Exhibit B hereto.

(g)

Settlement with IRS. NSC shall have received indication, satisfactory in the sole discretion of NSC, from Azurel or its accountants as to the settlement of all sums due and owing by Azurel to the Internal Revenue Service or other state or local tax agencies.

(h)

Issuance of Preferred Shares. Azurel shall have amended its Certificate of Incorporation to designate preferred shares of Azurel, such preferred shares providing to the holders thereof the same rights as are provided to the holders of the NSC Preferred Stock , and such Preferred Stock shall be issued to the holders of the NSC Preferred Stock in accordance with the exchange in Section 1.8above.

(i)

Escrow and Escrow Agreement. The Escrow shall have been deposited with the Escrow Agent, and the Escrow Agreement shall have been executed and delivered by all parties thereto.

ARTICLE VII

TERMINATION

7.1. TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of NSC:

(a) . by written consent duly authorized by the Board of Directors of NSC; or

(b)

by NSC if the Merger shall not have been consummated by December 31, 2006; or

• (c) by either Azurel or NSC if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

(d)

by either Azurel or NSC, if the required approvals of the stockholders of Azurel or NSC contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the requisite vote upon a vote taken at a meeting of stockholders convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section (d)7.1 shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement); or

(e)

by Azurel or NSC, upon a breach of any covenant or agreement on the part of NSC or Azurel, respectively, set forth in this Agreement, in either case, such that the conditions set fdrth in Section7.1(b) or Section 7.1(c) would not be satisfied (a "Terminating Breach"), provided that, if such Terminating Breach is curable prior to the expiration of five (5) days from its occurrence (but in no event later than 30 days) by Azurel or NSC, as the case may be, through the exercise of its commercially reasonable efforts and for so long as Azurel or NSC, as the case may be, continues to exercise such commercially reasonable efforts, neither NSC nor Azurel, respectively, may terminate this Agreement under this Secti.on7.1 (e) unless such 5-day period expires without such Terminating Breach having been cured; or (f) . by either Azurel or NSC, if either is not in material - breach of any of its obligations under that agreement,. if any representation or warranty on the part of the other party set forth in this Agreement proves to have been untrue on the date hereof, if such failure to be true would reasonably be likely to have a Material Adverse Effect.

7.2. NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except (i) as set forth in Section 7.3 and ARTICLE 1Xhereof, and (ii) nothing herein shall relieve any party from liability for any willful breach hereof. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

7.3. FEES AND EXPENSES.

Except as set forth in this Section, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; in addition, Azurel shall be solely responsible for all fees and expenses incurred in relation to the preparation, printing and filing of any documents with the NASD, including without limitation financial statements and exhibits and any amendments or supplements thereto.

ARTICLE VIII

INDEMNIFICATION

8.1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

(a)

"Event of Indemnification" shall mean the untruth, inaccuracy or breach of any representation or warranty by Azurel or the Merger Sub, including any Third Party Claims (as defined below) asserted against the Merger Sub or Azurel that arise from causes of action occurring prior to the Effective Time based on the foregoing.

(b)

"Indemnified Persons" shall mean and include with respect to an Event of Indemnification, each of the Stockholders and their respective Affiliates, successors and assigns, and the respective officers and directors of the Newly Owned Azurel (the "Indemnified Persons").

(c)• "Losses" shall mean any and all losses, claims, shortages, damages, liabilities, expenses (including reasonable attorneys' and accountants' fees), assessments, Taxes (including interest or penalties thereon) sustained, suffered or incurred by any Indemnified Person arising from or in connection with any such matter that is the subject of indemnification under Section 8.2 hereof.  •

8.2. INDEMNIFICATION GENERALLY. Subject to Section 8.3, Azurel shall indemnify the Indemnified Persons from and against any and all Losses arising from or in connection with any Event of Indemnification. In support of such indemnification and in addition to any other remedies available at law, Escrow Depositors shall. deposit 6,000,000 shares of Azurel in escrow (the "Escrow") to be held under the Escrow Agreement attached hereto as Exhibit B (the "Escrow Agreement"). Losses payable to

Indemnified Persons under this ARTICLE VIII, shall first be paid from the proceeds of the liquidation of the Escrow, and upon the exhaustion of the Escrow, from the other assets of Azurel. As compensation for Losses, the Indemnified Persons may at their election and sole discretion, demand the payment to them of the amount of such Losses either the shares of Common Stock of Azurel as were deposited in the Escrow, valued at fair market value on the date of the transfer to the Indemnified Person of such shares, or the proceeds of the sale of such shares.

8.3. LIMITATIONS ON INDEMNIFICATION. Notwithstanding the foregoing, the right to indemnification under this Section shall be subject to the following terms:

(a)

No indemnification shall be payable pursuant to Section 8.2 unless and until the amount of all Losses, as the case may be, exceed $10,000 in the aggregate, whereupon indemnification pursuant to such Event of Indemnification shall be payable for such claims without any deduction.

(b)

In determining the amount of any indemnity, there shall be taken into account any tax benefit, insurance proceeds or other similar recovery or offset realized, directly or indirectly, by the party to be indemnified.

8.4. ASSERTION OF CLAIMS.

(a) . No claim shall be brought under Section 8.2 hereof unless the Indemnified Persons, or any of them, at any time prior to the date that is sixty (60) months following the date of this Agreement, give Azurel, the Escrow. Depositors and the Escrow Agent (a) a written notice of the existence of any such claim, specifying the nature and basis of such claim and the amount thereof, to the extent known or (b) written notice pursuant to Section 8.5 of any Third Party Claim, the existence of which might give rise to such a claim. The failure so to provide such notice to Azurel, the Escrow Depositors and the Escrow Agent will not relieve Azurel, and the Escrow from any liability to the Indemnified Persons under this Agreement (unless and only to the extent that such failure results in the loss or compromise of any rights or defenses of Azurel or the Escrow Depositors who was not otherwise aware of such action or claim). Upon the giving of such written notice as aforesaid, the Indemnified Persons, or any of them, shall have the right to commence legal proceedings prior to the Expiration Date (as defined below) for the claim involved.

(b)

Until such time as the Escrow is exhausted, the Escrow Depositors may reply to a claim made under Section 8.2 hereof by written notice given to the Indemnified Persons and the Escrow Agent, which notice shall state whether the Escrow Depositors agree or disagree that a claim asserted by the Indemnified Persons is a valid claim- under this Agreement and agree or disagree with respect to the amount of the damages set forth in such claim. If, within thirty (30) days after receipt of the claim (the "Indemnity Notice Period"), the Escrow Depositors do not give to the Indemnified Persons and the Escrow Agent a notice which asserts that a dispute exists with respect to such claim; specifying the nature and amount of such dispute, or if the Escrow Depositors give notice that the claim is uncontested, then the Escrow Agent shall release from the Escrow Account and deliver to the Indemnified Persons the amount of such claim from the escrow as shall be equal to the amount of such uncontested claims, and the Escrow Account shall be reduced to the extent thereof, with each Escrow Depositors percentage of the Escrow Amount reduced in proportion to his, . her or its percentage ownership interest in the Escrow Account (his, her or its "Pro Rata Share"). If the notice from the Escrow Depositors admits that a portion of the demand is a valid claim under Section 8.2 hereof and a portion of the claim is disputed, the Escrow Agent shall disburse an amount from the Escrow Account to the Indemnified Persons for the Losses which are agreed upon, (the "Undisputed Portion") and the disputed portion of such demand shall be resolved in accordance with Section 8.4 (c). From and after the exhaustion of the Escrow, all notices of Losses shall be provided to Azurel, and Azurel shall assume the responsibilities of the Escrow •Depositors in respect of all sums in excess of the Escrow and as is otherwise provided in this ARTICLE VIII.

(c)

Disputed Claims. If the notice given by the Escrow Depositors 'as provided in Section 8.4 (b) hereof disputes the claim or claims asserted in the demand by the Indemnified Persons or the amount of Losses thereof within the Indemnity Notice Period (a "Disputed Claim"), then the demand shall be treated as a Disputed Claim and the amount of such claim shall be held by the Escrow Agent as an undivided portion of the Escrow Account. All Disputed Claims among the parties hereto shall be settled by binding arbitration in accordance with Section 9.14 below. The Escrow Agent shall not disburse any amount from the Escrow Account as to a Disputed *Claim until the final adjudication of the Escrow Depositors' liability to the Indemnified Persons by such arbitration panel.

8.5. ' NOTICE AND DEFENSE OF THIRD PARTY CLAIMS. Losses resulting from the assertion of liability by third parties (each, a "Third Party Claim") shall be subject to the following terms and conditions:

(a)

Until such time as the Escrow is exhausted, the Indemnified Persons shall promptly give written notice to the Escrow Depositors and the Escrow Agent of any Third Party Claim that might give rise to any Loss by the Indemnified Persons, stating the nature and basis of such Third Party Claim, and the amount thereof to the extent known. Such notice shall be accompanied by copies of all relevant documentation with respect to such Third Party Claim, including, without limitation, any summons, complaint or other pleading that may have been served, any written demand or any other document or instrument. Notwithstanding the foregoing, the failure to provide notice as aforesaid to the Escrow Agent will not relieve the Escrow Depositors from any liability which it may have to the Indemnified Persons under this Agreement .or otherwise (unless and only to the extent that such failure directly results in the loss or compromise of any rights or defenses of the Escrow Depositors and they were not otherwise aware of such action or claim). From and after the exhaustion of the Escrow, all notices of Third Party Claims shall be provided to Azurel, and Azurel shall assume the responsibilities of the Escrow Depositors in respect of all sums in excess of the Escrow and as is otherwise provided in this ARTICLE VIII.

(b)

Until such time as the Escrow is exhausted, the Escrow Depositors shall defend any Third Party Claims with counsel of their own choosing, and shall act reasonably and in accordance with its good faith business judgment in handling such Third Party Claims, provided that no Third Pirty Claim may be settled without the consent of Azurel. The Indemnified.Persons, on the one hand, and, until such time as the Escrow is exhausted, the Escrow Depositors, on the other hand, shall make available to each other and their counsel and accountants all books and records and information relating to any Third Party Claims, keep each other fully apprised as to the details and progress of all proceedings relating thereto and render to each other, such assistance as may be reasonably required to ensure the proper and adequate defense of any and all Third Party Claims.

8.6. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

(a) The representations, warranties, covenants and , agreements of Azurel set forth in this Agreement and in any certificate, exhibit or schedule hereto shall survive until sixty (60) months from the Effective Time, (the date of expiration of such representations, warranties, covenants and agreements being the "Expiration Date"). Such survival shall not be affected by any examination made for or on behalf of the Indemnified Parties or the knowledge of any of the Indemnified Parties' officers, directors, stockholders, employees, agents or affiliates. No demand or notice of a Third Party Claim may be made after the Expiration Date; however, any demands or notices of Third Party Claims asserted in writing prior to the Expiration Date shall survive until finally resolved and satisfied, in full and the. Expiration Date shall be so extended. If a claim for indemnification is made before expiration of such period, then (notwithstanding the expiration of such time period) the representation, warranty, covenant or agreement applicable to such claim shall survive until, but only for purposes of, the resolution of such claim.

(b) . Following the Expiration Date, the Escrow Agent shall release the Escrow Amount to the Escrow Depositors in the amounts of their Pro Rata Shares of the total amount remaining in the Escrow Account; subject to any amounts reserved (in the manner provided for in the following sentence) to address unresolved claims for indemnification submitted prior to the Expiration Date. To the extent that claims for indemnification submitted prior to the Expiration Date remain unresolved as of such date, the Escrow Agent shall reserve and not pay to the Escrow Depositors an amount intended to satisfy such claims when finally resolved, which amount shall be determined in the following manner: (i) to the extent that the amount of the claim is included in the notice provided pursuant to 8.2 or 8.5(a), as the case may be, such amount plus an amount reasonably estimated by the Escrow Agent to provide reimbursement for costs and expenses incurred in resolving such claim shall be reserved until the final resolution and payment of such claim, and (ii) to the extent that the amount of the claim remains unknown, an amount reasonably estimated by the Indemnified Persons as providing adequate recourse for satisfaction of the final amount of the claim, plus an amount reasonably estimated by the Indemnified Persons to provide reimbursement for costs and expenses incurred in resolving such claim shall be reserved until the final resolution and satisfaction of such claim. As outstanding claims' are resolved, ,reserves in excess of the amounts withheld with respect all claims remaining unresolved shall be released to the Escrow Depositors as provided for in this Section 8.6(b).

ARTICLE IX

GENERAL PROVISIONS

9.1. EFFECTIVENESS OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Except as provided elsewhere in this Agreement, the representations, warranties and agreements in this Agreement shall terminate at the Effective, Time or upon the termination of this Agreement pursuant to

Section 7.1, as the case may be, except that the agreements set forth in Sections2.8, 2.28, 3.12, 8.2, 8.6 shall survive the Effective Time indefinitely and those set forth in Section 7.3 shall survive termination indefinitely. The Confidentiality Agreement shall remain in full force and effect and shall survive termination of this Agreement as provided therein.

9.2. NOTICES. All notices and other communications given or made pursuant hereto shall be•in• writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally, three days after being sent by registered or certified mail (postage prepaid, return receipt requested), one day after dispatch by recognized overnight courier (provided delivery is confirmed by the carrier) and upontransmission by telecopy, confirmed received, to the parties at the following addresses (or at such other address, for a party as.shall be specified by like changes of address):

(a)

If to Azurel or Merger Sub:

Azurel Acquisitions, Ltd.

Attn: President

With a copy to

(b)

If to NSC: •

17 State Street

39th Floor

New York, NY 10004

Prpsic1Mt

If to Escrow Depositors

The Sourlis Law Firm

With a copy to:

93. CERTAIN DEFINITIONS, For purposes of this Agreement, the term:

(a)' "Affiliates" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person, including, without limitation, any partnership or joint venture in whiCh NSC or Azurel, as the case may be, (either alone, or through or together with any other subsidiary), has, directly or indirectly, an interest of 10 percent or more;

(b)

"business day" means any day other than a day on which banks in Boston are required or authorized to be closed;

(c)

"Person" means a person, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

(d)

"subsidiary" or "subsidiaries" of the Surviving Corporation, Azurel or any other person means any corporation, partnership, joint venture or other legal entity of which the Surviving Corporation, Azurel or such other person, as the case may be (either alone or through'or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote, for the election of the board of directors or other governing body of such corporation or other legal entity.

9.4. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval of the Merger by the stockholders of NSC and the Board of Directors of Azurel, no amendment may be made which by law requires further approval by such stockholders or Board of Directors without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

9.5. WAIVER. At any time prior to the Effective Time, any party hereto may, with respect to any other party hereto, (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound

9.6. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

9.8. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreement), both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

9.9. ASSIGNMENT. No party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties hereto.

9.10. PARTIES IN INTEREST. .This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, expressed or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any.. nature whatsoever under or by reason of this Agreement, other than Section 8.2 (which is intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

9.11. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.12. GOVERNING LAW. This agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

9.13. COUNTERPARTS. This .Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9.14. ARBITRATION. Any controversy, dispute or claim arising out of or in connection with this Agreement among the parties hereto, including any Disputed Claim under Article VIII, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in New York, New York pursuant to the rules of the American Arbitration Association. The arbitration tribunal. shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30) day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within sixty (60) days, the office of the American Arbitration Association in New York; New York shall make the necessary appointments df such. arbitrator(s). The arbitration tribunal shall have no power to award (i) damages inconsistent with this Agreement or (ii) punitive damages or any other damages not measured by the prevailing party's actual damages, and the parties expressly waive their right to obtain such damages in arbitration or in any other forum. The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be, final, and judgment upon such decision or award may be entered in any, competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforceMent. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of New York shall govern.

IN WITNESS WHEREOF, Azurel, Merger Sub and NSC have caused this Agreement- to be executed as of the date first written above by their respective officers thereunto duly authorized.

•

`

AZUREL LTD.

By: /s/ Steven Moskowitz

I

Its: President

AZUREL ACQUISITION INC.

By: /s/ Steven Moskowitz

NATIONAL STEM CELL, INC.

By: /s/Michael Cohen

Michael Cohen

Its: President and Chief Executive Officer

CERTAIN STOCKHOLDERS OF

AZUREL LTD., as are listed on Appendix 1